Exhibit 99.1



         Semtech Announces Delay in Filing Its First Quarter Form 10-Q

    CAMARILLO, Calif.--(BUSINESS WIRE)--June 14, 2006--Semtech Corporation (Nasdaq:SMTC) announced today that the filing of its Form 10-Q for the fiscal quarter ended April 30, 2006 will be delayed past the extended June 14, 2006 due date. As previously reported, the Company has been engaged in an internal review of its stock option practices in light of an informal SEC inquiry. The Company continues to cooperate fully with the SEC inquiry and will file its Form 10-Q as soon as practicable after completion of its internal review.
    The Company's Audit Committee and independent accountant have been fully apprised of the results of the Company's review to date. In addition, the Audit Committee has commenced its own independent investigation.
    As a result of the delay in filing the Company's Form 10-Q, the Company expects to receive a notification from Nasdaq that it is not in compliance with the filing requirements for continued listing on Nasdaq and that its common stock may be subject to delisting from the Nasdaq National Market. Following receipt of such a notification, the Company will request a hearing before a Nasdaq Listing Qualifications Panel. In addition, the Company anticipates that Nasdaq will add a fifth character, "E," to the Company's trading symbol "SMTC" to denote the filing delinquency.
    Separately, the Company reported that two separate stockholder derivative lawsuits related to stock option practices have been filed against the Company and certain of its present and former directors and executive officers in California Superior Court, County of Ventura. The Company is evaluating these lawsuits and will respond appropriately in due course. Additionally, on June 13, 2006, the Company received a grand jury subpoena, dated June 8, 2006, from the United States District Court, Southern District of New York, with respect to the production of documents relating to the Company's stock option practices. The Company intends to cooperate fully with the U.S. Attorney's Office in connection with this subpoena.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.Forward-Looking and Cautionary Statements This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes", "projects", "should", "will", "plans" and similar words. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
    Forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company's other filings with the SEC, and in material incorporated therein by reference. In addition, there are a number of risks associated with the matters discussed in this press release. We can not predict the outcome of any of the inquiries, investigations, litigation or other proceedings mentioned in this press release. Under certain circumstances, we could be required to restate financial statements for prior periods. We could also be subjected to other lawsuits and could become the subject of other regulatory investigations. Dealing with the matters described in this press release could divert management's attention from our operations. Our current and former officers and directors could seek indemnification or advancement or reimbursement of expenses from us, including attorneys' fees, with respect to the proceedings mentioned in this press release and any subsequent proceedings. These events could adversely affect our business and the price of our common stock.


    CONTACT: Semtech Corporation
             John Baumann, 805-480-2010 (Investor Relations)